EXHIBIT 10.1
Schulenberg & Associates

SPLIT FEE AGREEMENT

This is a 50/50 Split Fee Agreement between Schulenberg & Associates, having an address of 3232 Cobb Parkway Suite 183, Atlanta, Georgia 30339 and Technology Resources, Inc. located at 2424 Madrid Avenue, Safety Harbor, FL this 1st day of June 2001.

Technology Resources, Inc. and Schulenberg & Associates agree that should one party place a candidate provided b the other party, with one of their clients, the resulting placement fee will be split between the two parties on a 50/50 basis.

Both parties agree that they will honor the guarantee policy that each has with their respective clients. In the event of a fall-off wherein the fee must be returned to the client, the party supplying the candidate will immediately return their portion of the collected fee to the party who made the placement.

Both parties agree that when a check is received by the placing party for a placement made under this agreement, 50% of thee fee will be sent to the other party within 24 hours, excluding weekends, along with a copy of the check received from the client.

Both parties agree that they are prohibited from using information about each other's job order to obtain the job order as their own for locating other job orders, candidates or client leads.

Both parties agree that they are prohibited from using each other's candidate information for the purpose of locating other potential candidates or job orders.

This agreement and the application or interpretation thereof, shall be governed exclusively by its terms and the laws of the State of Georgia.

Either party upon written notice to the other party may terminate this agreement at any time. However, placement fees resulting from candidates supplied by one party to the other before the termination of this agreement will be split between the two parties if such termination has not occurred.

Should either party cancel this agreement, both parties agree to honor the terms of this agreement relating to candidates and job orders for a period of one year from the date of termination.

In witness hereof the parties have here unto executed this agreement.

Schulenberg & Associates	Technology Resources, Inc.
/s/ KATHRYN A. SCHULENBERG	/s/ WILLIAM S. LEE
Signature	Signature
Kathryn A. Schulenberg	William S. Lee
Printed Name	Printed Name
Vice President	Pres./CEO
Title	Title
3232 Cobb Parkway Suite 183 Atlanta, Georgia 30339